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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                  April 7, 2005


                             INSTAPAY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             Utah                        0-17462                87-0404991
(State or other jurisdiction of        (Commission            (IRS Employer
incorporation or organization)         File Number)          Identification No.)



                           236 Third Avenue - Suite A
                              Chula Vista, CA 91910
                     (Address of principal executive office)


                                 (714) 580-7469
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On April 12, 2005, InstaPay Systems Inc. ("InstaPay"), and Harry Hargens ("Hargens"), previously InstaPay's President and Chief Executive Officer, as well as a director on the board of directors, entered into a definitive Purchase and Sale Agreement (the "Purchase Agreement"), which contained the terms of the sale of Kryptosima LLC ("Kryptosima") to Hargens (the "Acquisition"). On that same day InstaPay and Kryptosima entered into a Promissory Note (the "Note") as Attachment A to the Purchase Agreement, which contained the terms to which the sale amount shall be paid.

      According to the terms of the Purchase Agreement, Hargens is to pay InstaPay $500,000 over a seven year period as per the terms in the Note. In addition to the purchase price, the liabilities will be determined as per Attachment B to the Purchase Agreement

      The terms of the Note include a zero percent (0%) interest, with payments made annually to InstaPay beginning April 1, 2006. The payments will be twenty-five percent (25%) of the net income of the full fiscal year. InstaPay will hold a security interest on the two patents until the Note is paid in full.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.


      Effective April 7, 2005, Mr. Thomas Tesmer and Mr. Gregory Lewis resigned from the Board of Directors. Their reason for resignation was lack of time and commitment to InstaPay's future endeavors.

      On April 12, 2005, Harry Hargens resigned as President and Chief Executive Officers as well as a director of InstaPay. His reason for resignation was to pursue the growth of Kryptosima after the divesture from InstaPay. Mr. R.B. Harris, InstaPay's Chairman will be acting as an interim President and Chief Executive Officer until InstaPay appoints a new executive to replace Mr. Hargens. The current InstaPay Board is comprised of four directors who have been on the Board since prior to the initial acquisition of Kryptosima: R.B. Harris (Chairman), Aubrye Harris (secretary), Frank DeSantis and Song LiPing. The committees of the Board are comprised of the same directors as the Board Committees of InstaPay before the Purchase Agreement.

ITEM 8.01 OTHER EVENTS.

      Previously InstaPay utilized Mr. Hargens' address as its mailing address of record. Effective with the resignation of Mr. Hargens, InstaPay will utilize its counsel's address as the address of record. That address is: 236 Third Avenue - Suite A Chula Vista, CA 91910

      The information contained in this Item 8.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      4.1 Purchase and Sale Agreement between InstaPay and Hargens dated April 12, 2005

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          INSTAPAY SYSTEMS, INC.

                          By:      /S/ R.B.HARRIS
                                   R.B. Harris
                                   Chairman, Interim President & Chief Executive Officer, Acting Chief Financial Officer

                          By:      /S/ FRANK DESANTIS
                                   Frank DeSantis
                                   Director, General Counsel

                          By:      /S/ SONG LIPING
                                   ---------------
                                   Song LiPing
                                   Director, International Advisor

                          By:      /S/ AUBRYE HARRIS
                                   -----------------
                                   Aubrye Harris
                                  Director, Secretary

Dated: April 12, 2005

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                                  EXHIBIT INDEX

Exhibit 4.1  --   Purchase and Sale Agreement between InstaPay and Hargens dated
                  April 12, 2005